                EIGHTH AMENDMENT TO REVOLVING LOAN, TERM LOAN,
                    EQUIPMENT LOAN AND SECURITY AGREEMENT,
             MODIFICATION OF NOTES AND REAFFIRMATION OF GUARANTIES
             -----------------------------------------------------

     This EIGHTH AMENDMENT TO REVOLVING LOAN, TERM LOAN, EQUIPMENT LOAN, SECURITY AGREEMENT AND REAFFIRMATION OF GUARANTIES, dated as of April ___, 1996 (this "AMENDMENT") is by and between FLEET NATIONAL BANK F/K/A FLEET NATIONAL BANK OF CONNECTICUT F/K/A SHAWMUT BANK CONNECTICUT, N.A., a national banking association with a place of business at 777 Main Street, Hartford, Connecticut 06115 ("LENDER") and EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a principal place of business at 1790 New Britain Avenue, Farmington, Connecticut 06032 ("BORROWER").

     On October 3, 1985, Lender and Borrower entered into a certain Revolving Loan and Security Agreement which has been (a) amended and restated in its entirety by a certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 28, 1995, (b) amended by a certain Sixth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated July 31, 1995 and (c) amended by a certain Seventh Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of January 26, 1996 (as amended and in effect from time to time, collectively, the "LOAN AGREEMENT"). Capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

     Pursuant to the Loan Agreement, the Lender has made: (i) a $7,000,000.00 revolving loan (the "REVOLVING LOAN") as evidenced by a certain Revolving Promissory Note dated February 28, 1995 (the "REVOLVING NOTE"), (ii) a $500,000.00 equipment loan (the "FIRST EQUIPMENT LOAN") as evidenced by a certain Equipment Promissory Note dated March 29, 1994 (the "FIRST EQUIPMENT NOTE"), (iii) a second $500,000.00 equipment loan (the "SECOND EQUIPMENT LOAN") as evidenced by a certain Equipment Promissory Note II dated February 28, 1995 (the "SECOND EQUIPMENT NOTE"), (iv) a $4,000,000.00 term loan (the "TERM LOAN") as evidenced by a certain Term Promissory Note dated March 22, 1993 (the "TERM NOTE") and (v) a $1,000,000.00 construction to permanent loan (the "CONSTRUCTION LOAN") as evidenced by a certain Construction to Permanent Loan Promissory Note dated July 31, 1995 (the "CONSTRUCTION NOTE").

     On July 30, 1992, Gros-Ite Industries, Inc. and Natural Cool LTD (collectively, the "GUARANTORS") each executed a separate guaranty of the obligations of the Borrower to the Lender, which guaranties have been reaffirmed from time to time (collectively, the "GUARANTIES"). The Loan Agreement, Revolving Note, the First Equipment Note, the Second Equipment Note, the Guaranties and the related documents are collectively referred to as the "LOAN DOCUMENTS".

     Borrower has requested that Lender amend the Loan Agreement and the Loan Documents in order to, among other things, (i) extend the termination date of the Revolving Loan, (ii) amend the Borrowing Base, and (iii) make other amendments as set forth herein. Lender has advised Borrower that Lender is prepared to make the amendments requested on the condition that Borrower join with Lender in this Amendment upon the terms and conditions set forth herein.

     In consideration of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender, Borrower and Guarantors hereby agree as follows.

I.   Acknowledgments, Affirmations and Representations and Warranties.
     ----------------------------------------------------------------

     A.   The Borrower and each of the Guarantors acknowledge and affirm that:

          1. All of the statements contained herein are true and correct and that they understand that the Lender is relying on the truth and completeness of such statements to enter into this Amendment.

          2. As of the date hereof and without regard to the financial accommodations contemplated herein, the Borrower is legally and validly indebted to the Lender in the principal amount of $__________ with respect to the Revolving Loan, $251,377.71 with respect to the First Equipment Loan, $455,772.45 with respect to the Second Equipment Loan and $3,493,294.72 with respect to the Term Loan, plus interest and fees accrued and accruing thereon and costs and expenses of collection, including without limitation, attorneys' fees, and there is no defense, offset or counterclaim with respect to any of the foregoing or independent claim or action against the Lender.

          3. The Guarantors are legally and validly and jointly and severally indebted to the Lender by virtue of the Guaranties and there is no defense, offset or counterclaim with respect thereto or claim or independent against the Lender.

     B. The Borrower and each of the Guarantors represent and warrant to the Lender that:

          1. The resolutions previously adopted by the Board of Directors of the Borrower and the Guarantors and provided to the Lender have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Amendment and the documents and transactions described herein.

          2. The Borrower and each of the Guarantors have the corporate power and authority to enter into, and have taken all necessary corporate action to authorize, this Amendment and the transactions contemplated hereby.

          3. All representations, warranties and covenants contained in, and schedules and exhibits attached to, the Loan Documents are true and correct on and as of the date hereof, are incorporated herein by reference and are hereby remade.

          4. Other than the defaults previously waived in writing by the Lender, the Borrower and the Guarantors are not currently in default under any of the Loan Documents, and no condition exists which would constitute an event of default under any of the Loan Documents but for the giving of notice or passage of time, or both.

          5. The consummation of the transactions contemplated hereby is not prevented or limited by, nor does it conflict with or result in a breach of terms, conditions or provisions of the Borrower's or Guarantors' respective Certificates of Incorporation or Bylaws or any evidence of indebtedness, agreement or instrument of whatever nature to which the Borrower or any of the Guarantors is a party or by which any of them is bound, does not constitute a default under any of the foregoing and does not violate any federal, state or local law, regulation or order or any order of any court or agency which is binding upon the Borrower or any of the Guarantors.

II.  Amendments to Loan Documents.
     ----------------------------

     A.   Amendments to the Loan Agreement.
          --------------------------------

          1.   Amendment to Section 2.1 of the Loan Agreement.  The Loan
               ----------------------------------------------
Agreement is hereby amended by deleting Section 2.1 in its entirety and substituting the following in lieu thereof:

          2.1  Revolving Loan.  The Lender may loan to the Borrower, at its
               --------------
          discretion, and the Borrower may borrow from the Lender, from time to time (the "REVOLVING LOAN"), up to that amount (hereinafter referred to as the "BORROWING BASE") which is the lesser of:

               a.   The sum of:

               (1)  EIGHTY PERCENT (80%) of the Borrower's Eligible Receivables;

               (2) FIFTY-FIVE PERCENT (55%) of the Borrower's Eligible Inventory, but in any event not to exceed FOUR MILLION DOLLARS ($4,000,000.00);

               which sum shall be reduced by the aggregate amount committed under any letter or letters of credit issued by the Lender on behalf of the Borrower; OR

               b. SEVEN MILLION DOLLARS ($7,000,000.00), reduced by the aggregate amount committed under any letter or letters of credit issued by the Lender on behalf of the Borrower.

                    Nothing herein shall be construed to require the Lender to lend up to the Borrowing Base, and nothing shall prohibit the Lender from lending in excess of the Borrowing Base, all loans to be at the discretion of the Lender.

                    The Revolving Loan shall be evidenced by the Revolving Promissory Note annexed hereto and made a part hereof as EXHIBIT "B".

          2.   Amendment to Section 2.9 of the Loan Agreement.  The Loan
               ----------------------------------------------
Agreement is hereby amended by deleting the first sentence of Section 2.9 in its entirety and substituting the following in lieu thereof:

               The Revolving Loan shall terminate on March 31, 1997 and may be renewed by the Lender, in its sole and absolute discretion, upon written notification by the Lender prior to March 31, 1997, which notification will contain the terms and conditions of any renewal.

          3.   Amendments to Section 4.1 of the Loan Agreement.  Section 4.1 of
               -----------------------------------------------
the Loan Agreement is hereby amended by:

               a. Deleting Section 4.1.i. in its entirety and substituting the following in lieu thereof:

                    The Borrower at all times hereafter shall: maintain a standard and modern system of accounting in accordance with generally accepted accounting principles and ledger and account cards which contain such information as may be requested by the Lender; permit the Lender or any of its employees, officers or agents, upon demand during the Borrower's usual business hours, to have access to and to examine all of the Borrower's books and records, and in connection therewith, permit the Lender or any such employees, officers or agents to copy and make abstracts therefrom; deliver to the Lender (1) within ninety (90) days after the end of each of the Borrower's fiscal years, a reasonably detailed balance sheet and a reasonably detailed profit and loss statement covering the Borrower's operations for such fiscal year audited and certified by an independent certified public accountant satisfactory to the Lender, along with a management letter from such accountant; (2) within forty-five (45) days after the end of each of the Borrower's fiscal quarters, a reasonably detailed balance sheet and a reasonably detailed profit and loss statement covering the Borrower's operations for such fiscal quarter which financial information may be internally prepared, and setting forth calculations in reasonable detail evidencing such compliance along with a certificate executed and certified as being true, correct and complete, by the president or chief financial officer of the Borrower demonstrating that the Borrower is in compliance with all financial covenants contained in this Loan Agreement; (3) within thirty (30) days after the end of each month, a balance sheet and a profit and loss statement covering the Borrower's operations for that month, which may be internally prepared; (4) within thirty (30) days after the end of each month, a backlog report including bookings and shipments for that month; (5) within twenty (20) days after the end of each calendar month, for such month, (i) a detailed aging of Receivables, (ii) a detailed accounts payable aging, and (iii) inventory reports, each in form and substance satisfactory to Lender; (6) daily, a borrowing base certificate and borrowing certificate reconciliations in form and substance satisfactory to Lender and (7) within twenty (20) days after demand by the Lender, deliver to the Lender copies of any interim financial report or statement prepared by or for the Borrower, any other report requested by the Lender relating to the Collateral and the financial condition of the Borrower. Each financial report provided to the Lender shall be accompanied by a certificate signed by an authorized officer of the Borrower to the effect that all reports, statements or documents delivered or caused to be delivered to the Lender under this subparagraph are complete, correct and thoroughly present the financial condition of the Borrower and that there exists on the date of delivery of said certificate to the Lender no condition or event which constitutes an Event of Default and that no events have occurred which, after notice by the Lender or lapse of time or both, would constitute an Event of Default.

               b. Adding Sections 4.1.m., 4.1.n. and 4.1.o. to the Loan Agreement after Section 4.1.l. as follows:

                    4.1.m. The Borrower shall undertake and use its best efforts to implement the recommendations of the Agreed Upon Procedures Report (the "PROCEDURES REPORT") to be issued by Arthur Andersen, which Procedures Report shall include, without limitation, the following recommendations:

                         (1) That Arthur Andersen complete an audit of the Borrower's Inventory as of June 30, 1996 and provide a valuation of the same;

                         (2) That the Borrower implement a formal procedure for estimating the cost of completion and the related overall margins on a job by job basis.

                         (3)  That Borrower track finished goods.

                         (4)  That Borrower track and bill termination claims.

                         (5) That Borrower track scrap by job and offset the cost of sales by scrap so that a true profit margin is generated.

                         (6)  That Borrower track parts held at subcontractors.

                         (7) That the Borrower create formal written agreements and policies for employee loans or advances.

                         (8) That the Borrower properly record receipts of cash in advance of shipment from customers (debit cash and credit the liability account).

                         (9) That the Borrower officially void the blank first check on the payroll run.

                         (10) That the Borrower analyze the costs of storing
                              spare parts for Zapata and consider charging such costs to Zapata.

                         (11) That the Borrower either bill Pratt & Whitney
                              ("PRATT") or obtain purchase orders from Pratt for parts completed for Pratt and held by the Borrower.

                         (12) That the Borrower dispose of parts owned by Pratt
                              but held by the Borrower.

                    4.1.n. The Borrower shall engage Arthur Andersen to review the Borrower's progress with respect to the matters set forth in the Procedures Report.

                    4.1.o. The Borrower shall pay the Lender a fee in the amount of $20,000.00 if the Lender notifies the Borrower that the Lender will renew the Revolving Loan. If the Lender so notifies the Borrower of the Revolving Loan, but the Borrower for any reason declines to renew the Revolving Loan, the Borrower shall pay the Lender a fee in the amount of $30,000.00. Such fee shall be payable in immediately available funds on the earlier of (i) the effective date of such renewal or (ii) the day on which the Borrower declines to renew the Revolving Loan. Nothing contained herein shall obligate the Lender to renew the Revolving Loan or prevent the Lender from terminating the Revolving Loan pursuant to the terms of the Loan Agreement.

          4.   Amendment Section 4.2 of the Loan Agreement.  Section 4.2 of the
               -------------------------------------------
Loan Agreement is hereby amended by deleting Section 4.2.o in its entirety and substituting the following in lieu thereof:

               Make any loan, advance, contribution or payment of money or goods to any subsidiary, affiliated or parent corporation or to any officer, director or stockholder thereof (except compensation for personal services rendered) in excess of $250,000 in the aggregate at any time.

          5.   Addendum to Section 5.1 of the Loan Agreement.  Section 5.1 of
               ---------------------------------------------
the Loan Agreement is hereby amended by adding Section 5.1.o after Section 5.1.n as follows:

          5.1.o     If the Lender, in its sole and absolute discretion, is not satisfied with the progress of the Borrower in implementing the recommendations of the Procedures Report.

          6.   Amendment to Exhibit A of the Loan Agreement.  Exhibit A of the
               --------------------------------------------
Loan Agreement is hereby amended by:

               a. Deleting Section 4 of Exhibit "A" to the Loan Agreement in its entirety and substituting the following in lieu thereof:

               4.   Lender's Audit Fee.  The Borrower agrees to pay to the
                    ------------------
                    Lender, upon demand, an audit fee (the "AUDIT FEE") of FIVE HUNDRED DOLLARS ($500.00) per man day. So long as no Event of Default has occurred under this Loan Agreement, the Borrower shall not be required to pay the Lender more than ONE THOUSAND DOLLARS ($1,000.00) per audit in Audit Fees. In addition to the Audit Fee, the Borrower shall reimburse the Lender, upon demand, for any reasonable travel expenses incurred by the Lender. So long as no Event of Default has occurred, Lender shall conduct no more than four on-site audits of the Borrower per year.

               b.   Adding Section 5.d after Section 5.c as follows:

                    UCC-1 Financing Statement naming EDAC Technologies Corporation as lessee and Summit Machine as lessor, and filed with the Connecticut Secretary of State.

               c. Deleting Section 7 in its entirety and substituting the following in lieu thereof:

               7.   LOCATION OF COLLATERAL.  The Collateral shall be held at
                    ----------------------
                    1790, 1798, 1806 and 1838 New Britain Avenue, Farmington, Connecticut. The Borrower shall immediately furnish written notification to the Lender of any change or addition of location of any place of the Borrower's business or location at which any assets of the Borrower are located or stored.

               d. Deleting Section 10 in its entirety and substituting the following in lieu thereof:

                    Debt Service Ratio.  The Borrower shall maintain as of the
                    ------------------
                    end of each calendar quarter, for the year to date period, a ratio of [(earnings before interest, taxes and depreciation allowance) minus (taxes paid)] to [(payments of Current
                               -----               --
                    Maturities of Long-Term Debt scheduled to be made during the period to be tested) plus (interest)] of (a) not less than
                                         ----
                    1.3 to 1.0 as of March 31, 1996, (b) 1.1 to 1.0 as of June 30, 1996, (c) 1.1 to 1.0 as of September 30, 1996. The
                    Borrower shall maintain as of the fiscal year end, for the year to date period, a ratio of [(earnings before interest, taxes and depreciation allowance) minus (taxes paid)] minus
                                                      -----               -----
                    (unfunded capital expenditures) to [(payments of Current Maturities of Long-Term Debt scheduled to be made during the period to be tested)
                    plus (interest)] of 0.8 to 1.0 as of December 31, 1996.
                    ----
                    "CURRENT MATURITIES OF LONG TERM DEBT" shall mean all indebtedness of Borrower (excluding the Revolving Loan) which, in accordance with GAAP may be properly classified as long term debt, the portion of which is due within one (1) year from the date of determination thereof.

               e. Deleting Section 11 in its entirety and substituting the following in lieu thereof:

                    Capital Expenditures Limitation.  The Borrower will not make
                    -------------------------------
                    in any one fiscal year, directly or indirectly. Capital Expenditures for the purchase, fabrication, creation or lease of fixed assets, including rentals on leased items in excess of an aggregate of FIVE HUNDRED SIXTEEN THOUSAND and 00/100 DOLLARS ($516,000.00) during the 1996 fiscal year. "CAPITAL EXPENDITURES" shall mean amounts paid or indebtedness incurred by the Borrower in connection with the purchase or lease by the Borrower of Capital Assets that would be required to be capitalized and shown on the balance sheet of the Borrower in accordance with GAAP. "CAPITAL ASSETS" shall mean fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets
                                               --------
                    shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

               f. Deleting Section 13 in its entirety and substituting the following in lieu thereof:

                    Leverage Ratio.  The Borrower shall maintain a ratio of
                    --------------
                    Total Liabilities less subordinated debt to Tangible Net
                                      ----
                    Worth plus subordinated debt as of the end of each calendar quarter of not greater than (a) 2.9 to 1.0 as of March 31, 1996, (b) 3.0 to 1.0 as of June 30, 1996, (c) 3.0 to 1.0 as
                    of September 30, 1996 and (d) 3.0 to 1.0 as of December 31, 1996. For the purposes of this paragraph, "TOTAL LIABILITIES" shall mean all debt and other liabilities of the Borrower which in accordance with GAAP may be properly classified as liabilities and all other liabilities, indebtedness or obligation whether or not so classified.
                    For the purposes of this Section 13 and Section 14 below, the term "TANGIBLE NET WORTH" shall mean as at any date of determination thereof, (a) the Borrower's "net worth" as defined by and determined in accordance with GAAP minus (b) amounts at
                                                       -----
                    which good will and any other intangibles including, without limitation, patents, trademarks, trade names, copyrights and franchises, and amounts owed by and/or invested in officers or shareholders of the Borrower would be shown on such balance sheet minus (c) $162,000 (which amount shall be
                                  -----
                    deemed to be the amount of loans due from affiliates, subsidiaries or related entities of the Borrower, whether such actual amount shall be higher or lower) minus (d)
                                                                 -----
                    increases caused by a write-up of assets of the Borrower.

               g. Deleting Section 14 in its entirety and substituting the following in lieu thereof:

                    Minimum Tangible Net Worth.  The Borrower will maintain a
                    --------------------------
                    minimum Tangible Net Worth at the end of each calendar quarter as indicated below:

                    Calendar Quarter          Minimum Tangible Net Worth
                    ----------------          --------------------------
                         3/31/96                           $5,150,000
                         6/30/96                           $5,100,000
                         9/30/96                           $5,225,000
                         12/31/96                          $5,200,000

               h. Deleting Section 15 in its entirety and substituting the following in lieu thereof:

                    Salary Restrictions.  The Borrower shall not, without the
                    -------------------
                    prior written consent of the Lender, pay salaries, bonuses or otherwise directly or indirectly compensate F. Moskey, G. Smith or G. Purple in excess of the yearly compensation paid for the year ending December 31, 1995. The Borrower shall not, without the prior written consent of the Lender, pay a salary or bonus to or otherwise directly or indirectly compensate R. Whitty in excess of $125,000 for the year ending December 31, 1996.

     B.   Amendments to Revolving Note.  The Revolving Note is hereby amended
          ----------------------------
by:

          1. Deleting the third full paragraph on page one of the Revolving Note and the fourth paragraph beginning on page one of the Revolving Note in their entirety and substituting the following in lieu thereof:

               Interest shall be charged on the outstanding principal balance hereunder at a per annum rate equal to the Prime Rate plus one (1.0%) percent. In the event that the Prime Rate prevailing on the date hereof is subsequently increased or decreased, then, as of the date of such change, an increase or decrease will be made in the rate or rates of interest which will be charged under this Note, so that the interest rate or rates shall at all times be equal to the applicable rate or rates set forth above; provided, however, that at no time shall the interest rate or rates be more than the rate of interest permitted by law governing this Note. The "PRIME RATE" is herein defined to mean the interest rate announced from time to time by the Lender as its prime rate. The Prime Rate is not necessarily the lowest rate available.

               The Lender may, in its sole and absolute discretion, reduce the interest rate payable under this Note to a per annum rate equal to the Prime Rate plus one-half of one (0.5%) percent. Nothing contained herein shall be deemed to be an express or implied commitment or intention by or on the part of the Lender to so reduce the interest rate.

          2. Deleting the first and second full paragraphs on page two of the Revolving Note in their entirety and substituting the following in lieu thereof:

               The Borrower may prepay this Note in whole or in part at any time without penalty. All such prepayments shall be applied on account of principal remaining unpaid and shall be accompanied by payment of unpaid late charges and accrued and unpaid interest, if any, thereon. All partial prepayments of principal shall be credited to the unpaid principal of this Note in the inverse order of maturity and shall not affect the Borrower's obligation to make the regular installments required hereunder until this
               Note is fully paid.

          3.   Deleting the first full paragraph on page three of the Revolving
               Note in its entirety and substituting the following in lieu thereof:

               To the extent allowed by applicable law, after the occurrence of an Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate or rates per annum (the "DEFAULT RATE") equal to four (4) points above the interest rate specified above. The Default Rate shall be adjusted whenever a change in the Prime Rate occurs so that the Default Rate shall remain at all times four (4) points above the interest rate specified above. Any adjustments in the Default Rate shall be effective simultaneously with a change in the Prime Rate.

     C.   Amendments to the First Equipment Note.  The First Equipment Note is
          --------------------------------------
hereby amended by:

          1. Deleting (a) the third paragraph on page one of the First Equipment Note in its entirety and (b) the first and second paragraphs on page two of the First Equipment Note in their entirety and substituting the following in lieu thereof:

               Interest shall accrue on the Note at a per annum rate equal to the Prime Rate plus one and one-half (1.5) points (the "VARIABLE RATE"). In the event the Prime Rate prevailing on the date hereof is subsequently increased or decreased, then, as of the date of change, an increase or decrease will be made in the Variable Rate so that the Variable Rate shall at all times be one and one-half (1.5) points in excess of the Prime Rate; provided, however, that at no time shall the Variable Rate be more than the rate of interest permitted by the law governing this Note. The "PRIME RATE" is herein defined to mean the interest rate announced from time to time by the Lender as its prime rate. The Prime Rate is not necessarily the lowest rate available.

               The Lender may, in its sole and absolute discretion, reduce the interest rate payable under this Note to a per annum rate equal to the Prime Rate plus one (1.0) point. Nothing contained herein shall be deemed to be an express or implied commitment or intention by or on the part of the Lender to so reduce the interest rate.

               All advances under this Note are made pursuant to the terms and conditions of that certain Fourth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated March 29, 1994 between the Borrower and the Lender as amended and restated by a certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 28, 1995, and as further amended from time to time and now in effect (the "LOAN AGREEMENT"). No further advances under this Note will be made after January 31, 1995.

          2. Deleting the first full paragraph on page three (3) of the First Equipment Note in its entirety and substituting the following in lieu thereof:

               To the extent allowed by applicable law, after the occurrence of an Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum (the "DEFAULT RATE") equal to four (4) points above the interest rate specified above. Any change in the Variable

               Rate shall automatically cause a corresponding change in the Default Rate so that the Default Rate shall at all times be four
               (4) points above the Variable Rate.

     D.   Amendments to Second Equipment Note.  The Second Equipment Note is
          -----------------------------------
hereby amended by:

          1. Deleting (a) the third paragraph beginning on page one of the Second Equipment Note in its entirety, (b) the first, second and third full paragraphs on page two of the Second Equipment Note in their entirety and (c) the first and second full paragraphs on page three of the Second Equipment Note in their entirety, and substituting the following in lieu thereof:

               Accrued interest shall be payable monthly, in arrears, on the first day of each month and on the first day of each successive month thereafter until the Note is paid in full at a per annum rate equal to the Prime Rate plus one and one-half (1.5) points (the "VARIABLE RATE"). In the event the Prime Rate prevailing on the date hereof is subsequently increased or decreased, then, as of the date of change, an increase or decrease will be made in the Variable Rate so that the Variable Rate shall at all times be one and one-half (1.5) points in excess of the Prime Rate; provided, however, that at no time shall the Variable Rate be more than the rate of interest permitted by the law governing this Note. The "PRIME RATE" is herein defined to mean the interest rate announced from time to time by the Lender as its prime rate. The Prime Rate is not necessarily the lowest rate available.

               The Lender may, in its sole and absolute discretion, reduce the interest rate payable under this Note to a per annum rate equal to the Prime Rate plus one (1.0) point. Nothing contained herein shall be deemed to be an express or implied commitment or intention by or on the part of the Lender to so reduce the interest rate.

               All advances under this Note are made pursuant to the terms and conditions of that certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 1, 1995 between the Borrower and the Lender as amended from time to time and now in effect (the "LOAN AGREEMENT"). No further advances under this Note will be made after January 31, 1996.

          2.   Deleting the third paragraph on page four of the Second Equipment
               Note in its entirety and substituting the following in lieu thereof:

               To the extent allowed by applicable law, after the occurrence of an Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum (the "DEFAULT RATE") equal to four (4) points above the interest rate specified above. Any change in the Variable Rate shall automatically cause a corresponding change in the Default Rate so that the Default Rate shall at all times be four (4) points above the Variable Rate.

          3. Deleting the fourth full paragraph on page two of the Second Equipment Note in its entirety.

     E.   Amendment to the Term Note.  The Term Note is hereby amended by:
          --------------------------

          1. Adding the following paragraph after the fourth paragraph on page one of the Term Note:

               The Borrower shall also pay on the first day of each month, together with the regularly scheduled payment of principal and interest, accrued interest in an amount equal to one (1%) percent per annum of the outstanding principal balance of the Note (the "Additional Interest"). The Lender may, in its sole and absolute discretion, reduce the Additional Interest payable monthly under this Note to an amount equal to one-half of one percent (0.5%) per annum of the outstanding principal balance of this Note. Nothing contained herein shall be deemed to be an express or implied commitment or intention by or on the part of the Lender to so reduce the interest rate.

          2. Deleting the first full paragraph on page two of the Term Note in its entirety and substituting the following in lieu thereof:

               To the extent allowed by applicable law, after the occurrence of an Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum (the "DEFAULT RATE") equal to four (4) points above the interest rate specified above.

     F.   Amendment to the Loan Documents.  The Loan Documents, including
          -------------------------------
without limitation Exhibits B, C-I, C-II and D of the Loan Agreement, are hereby amended to be made consistent with this Amendment.

III. Reaffirmation of Guaranty.
     -------------------------

     To induce the Lender to enter into this Amendment, the Guarantors hereby
(a) consent to this Amendment and (b) affirm and ratify their respective Guaranties and confirm that (i) each of the Guarantors does irrevocably and unconditionally guarantee to the Lender the payment and performance from the Borrower of the Obligations (as defined in the Guaranties) from the Borrower to the Lender, upon the terms and conditions set forth in the Guaranties, (ii) the term Obligations includes, without limitation, this Amendment and a certain Second Modification of Construction to Permanent Loan Promissory Note and Open-End Construction to Permanent Mortgage Deed of even date herewith in connection with the Construction Loan (the "MODIFICATION"), and (iii) the Guaranties remain in full force and effect.

IV.  Miscellaneous.
     -------------

     A.   Ratifications, Etc.  Except as otherwise expressly set forth herein,
          -------------------
all terms and conditions of the Loan Agreement, the Revolving Loan, the First Equipment Note, the Second Equipment Note, the Term Note, the Guaranties and the Loan Documents are ratified and shall remain in full force and effect. Nothing herein shall be construed to be a waiver of any requirements of the Loan Agreement and the Loan Documents except as expressly set forth herein.

     B.   Conditions Precedent.  The effectiveness of this Amendment shall be
          --------------------
subject to the Lender's prior receipt of each of the following in form and substance satisfactory to Lender and its counsel:

          1.   This Amendment, duly executed and delivered by the Borrower.

          2. Copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Amendment, certified as of the date of this Amendment by the Secretary of the Borrower;

          3. A certificate, dated as of the date of this Amendment, of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party and the other documents to be delivered by the Borrower under this Amendment; and

          4. All fees and expenses, including legal fees and related disbursements incurred by Lender in connection with the structuring, negotiation, preparation and closing of this Amendment and the transactions related hereto.

          5. Execution and recording of the Modification and the issuance of an endorsement to the title policy insuring the original mortgage modified by such Modification.

          6. Execution and recording of a certain Modification of Open-End Mortgage of even date herewith and the issuance of an endorsement to the title policy insuring the original mortgage modified by said Modification of Open-End Mortgage Deed.

     C.   Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, which together shall constitute one instrument.

     D.   Governing Law.  This Amendment shall be construed and interpreted in
          -------------
accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal.

                                    LENDER:

                                    FLEET NATIONAL BANK f/k/a
                                    FLEET NATIONAL BANK OF
                                    CONNECTICUT f/k/a Shawmut
                                    Bank Connecticut, N.A.




                                    By_______________________
                                         Edgar Ezerins
                                         Its Vice President
                                         Duly Authorized

                                    BORROWER:

                                    EDAC TECHNOLOGIES CORPORATION




                                    By_______________________
                                         Glenn L. Purple
                                         Its Vice President
                                         Duly Authorized

                                    GUARANTORS:

                                    NATURAL COOL LTD.



                                    By_______________________

                                         Its

                                    GROS-ITE INDUSTRIES, INC.



                                    By_______________________

                                         Its